Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of UBI Blockchain Internet, Ltd. on Form S-1 of my report dated December 6, 2017, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
February 5, 2018